SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2003

HEI, Inc.

(Exact name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, including Zip Code)

(952) 443-2500

(Registrant’s telephone number, including area code)

6385 Shady Oak Road, Suite 280, Eden Prairie, MN 55344

(Former name or former address, if changed since last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEPENDENT AUDITORS’ REPORT
STATEMENTS OF ASSETS, LIABILITIES AND AFFILIATE INVESTMENT AS OF DECEMBER 31, 2002 AND JUNE 30, 2002 AND 2001
STATEMENTS OF OPERATIONS FOR THE SIX-MONTH PERIODS ENDED DECEMBER 31, 2002 AND 2001 AND THE YEARS ENDED JUNE 30, 2002, 2001 AND 2000
STATEMENTS OF CASH FLOWS FOR THE SIX-MONTH PERIODS ENDED DECEMBER 31, 2002 AND 2001 AND THE YEARS ENDED JUNE 30, 2002, 2001 AND 2000
NOTES TO FINANCIAL STATEMENTS
UNAUDITED CONSOLIDATED BALANCE SHEET FOR THE PERIOD ENDED MARCH 1, 2003 FOR HEI, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX-MONTH PERIOD ENDED MARCH 1, 2003 FOR HEI, INC. AND DECEMBER 31, 2002 FOR COLORADO MEDTECH, INC.’S (CMED) COLORADO OPERATIONS (A BUSINESS UNIT OF COLORADO MEDTECH, INC.) (“AMD”) AND FOR THE TWELVE- MONTH PERIOD ENDED AUGUST 31, 2002 FOR HEI, INC. AND JUNE 30, 2002 FOR AMD
NOTES TO PRO FORMA FINANCIAL INFORMATION
EX-2.4 Lease dated January 7, 2002
EX-2.5 First Addendum to Lease
EX-2.6 Second Addendum to Lease
EX-2.7 Agreement Re: Additional Security Deposit
EX-23.1 Consent of KPMG LLP

     This filing is an amendment to the previously filed Form 8-K of HEI, Inc., a Minnesota corporation (“HEI”), dated January 24, 2003, regarding HEI’s acquisition of the assets of the Colorado operations of Colorado MEDtech, Inc., a Colorado corporation (“CMED”).

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The following audited and unaudited financial statements of Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc.) are filed.

(b)  Pro Forma Financial Information.

The following pro forma financial information to give effect to HEI, Inc.’s acquisition of Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc.) is filed.

Page No.

Unaudited consolidated balance sheet for the period ended March 1, 2003 for HEI, Inc.	F-24
Unaudited pro forma combined condensed statements of operations for the six-month period ended March 1, 2003 for HEI, Inc. and December 31, 2002 for Colorado MEDtech, Inc.’s (CMED) Colorado Operations (a business unit of Colorado MEDtech, Inc.) (“AMD”) and for the twelve- month period ended August 31, 2002 for HEI, Inc. and June 30, 2002 for AMD
F-25
Notes to Pro Forma Financial Information	F-27

(c)  Exhibits:

2.1	Purchase Agreement, dated as of January 24, 2003, by and between HEI, Inc. and Colorado MEDtech, Inc.(1)

2.2	Registration Rights Agreement, dated as of January 24, 2003, by and between HEI, Inc. and Colorado MEDtech, Inc.(1)

2.3	Subordinated Promissory Note, dated as of January 24, 2003, issued by HEI, Inc. and accepted by Colorado MEDtech, Inc.(1)

2.4	Lease, dated as of January 7, 2002, by and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.5	First Addendum to Lease, dated September 12, 2002, by and between Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.6	Second Addendum to Lease, dated January 23, 2003, and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.7	Agreement Regarding Additional Security Deposit, by and between Eastside Properties, Inc. and HEI, Inc.(2)

23.1	Consent of KPMG LLP(2)

(1)	Incorporated hereby by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2003.

(2)	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC

Dated: April 9, 2003	By	/s/ Steve E. Tondera, Jr.

Steve E. Tondera, Jr. Its: Chief Financial Officer, Treasurer, Vice President Finance and Secretary

Independent Auditors’ Report

To Board of Directors
     of Colorado MEDtech, Inc.:

We have audited the accompanying statements of assets, liabilities and affiliate investment of Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc.) (the Company) as of June 30, 2002 and 2001, and the related statements of operations and cash flows for each of the years in the three-year period ended June 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

/S/ KPMG LLP

Minneapolis, Minnesota
April 7, 2003

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)

STATEMENTS OF ASSETS, LIABILITIES AND AFFILIATE INVESTMENT
AS OF DECEMBER 31, 2002 AND JUNE 30, 2002 AND 2001

ASSETS

	December 31,	June 30,
	2002
	(unaudited)	2002	2001

CURRENT ASSETS:

Cash and cash equivalents	$7,905,592	$4,344,690	$4,861,283
Accounts receivable-
Trade less allowance for uncollectible accounts of approximately $281,000, $422,000, and $347,000, respectively	2,818,526	5,878,921	10,343,387
Unbilled	385,361	169,438	540,818
Inventories	2,688,206	3,447,944	10,119,102
Deferred income taxes	—	—	2,519,565
Prepaid expenses and other	213,852	432,016	676,019

Total current assets	14,011,537	14,273,009	29,060,174

NON-CURRENT ASSETS:

Property and equipment	4,993,200	4,976,486	10,155,641
Less — Accumulated depreciation	(3,236,109)	(2,731,535)	(7,400,469)

Property and equipment, net	1,757,091	2,244,951	2,755,172
Deferred income taxes	—	—	194,884
Other assets	80,000	50,000	—

Total non-current assets	1,837,091	2,294,951	2,950,056

TOTAL ASSETS	$15,848,628	$16,567,960	$32,010,230

The accompanying notes to financial statements are an integral part of these financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)

STATEMENTS OF ASSETS, LIABILITIES AND AFFILIATE INVESTMENT
AS OF DECEMBER 31, 2002 AND JUNE 30, 2002 AND 2001

LIABILITIES AND AFFILIATE INVESTMENT

	December 31,	June 30,
	2002
	(unaudited)	2002	2001

CURRENT LIABILITIES:

Accounts payable	$2,313,387	$4,063,661	$6,417,423
Accrued warranty	376,149	376,907	424,163
Accrued salaries and wages	806,181	1,193,564	1,879,681
Other accrued expenses	683,380	887,956	609,321
Customer deposits and deferred revenue	1,342,326	1,733,746	3,451,332

Total current liabilities	5,521,423	8,255,834	12,781,920

AFFILIATE INVESTMENT	10,327,205	8,312,126	19,228,310

TOTAL LIABILITIES AND AFFILIATE INVESTMENT	$15,848,628	$16,567,960	$32,010,230

The accompanying notes to financial statements are an integral part of these financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)

STATEMENTS OF OPERATIONS
FOR THE SIX-MONTH PERIODS ENDED DECEMBER 31, 2002 AND 2001
AND THE YEARS ENDED JUNE 30, 2002, 2001 AND 2000

	Six Months		Years
	Ended December 31,		Ended June 30,

	2002	2001
	(unaudited)	(unaudited)	2002	2001	2000

NET REVENUE:

Outsourcing Services, net	$7,222,298	$13,281,834	$27,573,829	$34,791,621	$39,667,857
Medical Products, net	7,773,038	10,033,111	18,697,485	22,753,740	17,883,200

Total net revenue	14,995,336	23,314,945	46,271,314	57,545,361	57,551,057

COST OF PRODUCTS AND SERVICES:

Outsourcing Services	7,819,632	12,286,236	25,763,302	24,980,854	26,141,180
Medical Products	6,034,731	7,247,481	13,705,643	21,827,036	11,933,191

Total cost of products and services	13,854,363	19,533,717	39,468,945	46,807,890	38,074,371

GROSS PROFIT	1,140,973	3,781,228	6,802,369	10,737,471	19,476,686

OPERATING EXPENSES:

Research and development	623,856	1,545,787	2,638,272	4,367,602	3,053,906
Marketing and selling	1,170,983	1,391,629	2,607,119	2,548,268	2,143,430
Operating, general and administrative	1,997,912	6,754,266	13,470,575	14,891,012	9,408,871

Total operating expenses	3,792,751	9,691,682	18,715,966	21,806,882	14,606,207

OPERATING EARNINGS (LOSS)	(2,651,778)	(5,910,454)	(11,913,597)	(11,069,411)	4,870,479

INTEREST AND OTHER INCOME	23,300	7,725	38,595	385,861	94,174

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,628,478)	(5,902,729)	(11,875,002)	(10,683,550)	4,964,653

INCOME TAX (BENEFIT) EXPENSE	—	(1,940,532)	(2,586,400)	(3,493,704)	1,897,671

NET INCOME (LOSS)	$(2,628,478)	$(3,962,197)	$(9,288,602)	$(7,189,846)	$3,066,982

The accompanying notes to financial statements are an integral part of these financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED DECEMBER 31, 2002 AND 2001
AND THE YEARS ENDED JUNE 30, 2002, 2001 AND 2000

	Six Months		Years
	Ended December 31,		Ended June 30,

	2002	2001
	(unaudited)	(unaudited)	2002	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income	$(2,628,478)	$(3,962,197)	$(9,288,602)	$(7,189,846)	$3,066,982

Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities —

Deferred tax provision (benefit)	—	1,157,000	2,714,449	(1,307,731)	161,048
Depreciation and amortization	636,003	933,075	1,877,177	1,915,638	1,534,977

Changes in operating assets and liabilities, net of assets of business combination —

Accounts receivable	2,844,472	4,840,963	4,835,846	652,917	(2,643,705)
Inventories	759,738	1,810,126	6,671,158	(2,600,023)	(2,505,772)
Prepaid expenses and other assets	188,164	95,761	194,003	(39,543)	(317,505)
Accounts payable	(1,750,274)	(2,658,295)	(2,353,762)	1,376,674	(389,570)
Accrued liabilities	(592,717)	77,293	(454,738)	(361,509)	(2,725,213)
Customer deposits and deferred revenue	(391,420)	(1,055,048)	(1,717,586)	1,060,423	(841,609)

Net cash provided by (used in) operating activities	(934,512)	1,238,678	2,477,945	(6,493,000)	(4,660,367)

The accompanying notes to financial statements are an integral part of these financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)

STATEMENTS OF CASH FLOWS
FOR SIX-MONTH PERIODS ENDED DECEMBER 31, 2002 AND 2001
AND THE YEARS ENDED JUNE 30, 2002, 2001 AND 2000

	Six Months		Years
	Ended December 31,		Ended June 30,

	2002	2001
	(unaudited)	(unaudited)	2002	2001	2000

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash paid for purchase of Creos assets	$—	$—	$—	$—	$(1,651,295)
Capital expenditures	(148,143)	(575,495)	(1,366,956)	(1,728,426)	(1,024,497)

Net cash used in investing activities	(148,143)	(575,495)	(1,366,956)	(1,728,426)	(2,675,792)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from (payments to) affiliate	4,643,557	(1,374,382)	(1,627,582)	5,508,339	6,510,627

Net cash provided by (used in) financing activities	4,643,557	(1,374,382)	(1,627,582)	5,508,339	6,510,627

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,560,902	(711,199)	(516,593)	(2,713,087)	(825,532)

CASH AND CASH EQUIVALENTS, at beginning of period	4,344,690	4,861,283	4,861,283	7,574,370	8,399,902

CASH AND CASH EQUIVALENTS at end of period	$7,905,592	$4,150,084	$4,344,690	$4,861,283	$7,574,370

The accompanying notes to financial statements are an integral part of these financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

(1).     ORGANIZATION AND OPERATIONS

Overview. Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc. (CMED)) (the Company) is a provider of advanced medical products and comprehensive engineering and manufacturing outsourcing services for healthcare companies worldwide. The Company’s products are system components that are sold to medical imaging original equipment manufacturers (“OEMs”). The Company’s services include development and manufacturing of electronic and electromechanical devices and instrumentation, product definition, rapid prototyping, engineering, risk analysis, agency submissions, validation testing and value engineering.

The medical products group designs, develops and manufactures a broad range of imaging system hardware and software, including advanced magnetic resonance imaging (“MRI”) systems, high-performance radio frequency (“RF”) amplifiers for MRI systems and high-voltage x-ray generator subsystems for computed tomography (“CT”) scanners. The products produced by the Company are not regulated medical devices, but instead are imaging power system components.

The outsourcing services group provides custom product development and manufacturing outsourcing services to customers ranging from large medical device OEMs to emerging medical device companies. The Company’s outsourcing services group specializes in the design and development of diagnostic, biotechnology and therapeutic medical devices, medical software systems and medical device connectivity. The group also provides contract manufacturing services for electronic and electromechanical medical devices and instrumentation systems assembly. The Company’s development and manufacturing outsourcing services generally involve complex high-end devices, as opposed to commodity or high-volume products. In providing outsourcing services, the Company may develop and/or manufacture products for use in blood analysis, feminine therapies, and cancer detection systems. The Company also performs various forms of verification and validation testing for software applications and medical devices. The Company maintains a technical staff of engineers with backgrounds focused in the electrical, mechanical, software and manufacturing disciplines.

The Company does not constitute a separate legal entity. The financial statements of the Company present the operating results and the financial position of the Colorado operations of CMED. Due to the large losses incurred by the Company in 2002 and 2001, the Company is dependent on its parent to fund working capital needs.

The financial statements of the Company have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion in a Form 8-K to be filed by HEI, Inc. in connection with the acquisition of the Company as described in Note 10.

These financial statements have been prepared from the historical accounting records of CMED and reflect the application of allocation policies adopted by CMED for various costs and activities, as described in Note 6. All of the accounting judgments, estimations and allocations in these financial statements are based on assumptions that CMED’s management believes are reasonable for purposes of

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

preparing the Company’s financial statements. However, these allocations are estimates and are not necessarily indicative of the costs that would have resulted if the Company had been operated as a stand alone, separate entity.

Interim Financial Statements. The statement of assets, liabilities and affiliate investment as of December 31, 2002 and the related statements of operations and cash flows for the six months ended December 31, 2002 and 2001 are unaudited but have been prepared in accordance with generally accepted accounting principles for interim financial statements and the rules of the SEC and do not include all disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

Affiliate Investment. The Company maintains cash accounts to fund operating activities while CMED, from time to time, makes certain cash transfer decisions based on its corporate treasury management requirements. All charges and allocations of costs for functions and services provided by CMED, as described in Note 6, are deemed paid by the Company, in cash, in the period in which the cost is recorded in these financial statements. All income tax payments and benefits are recorded in affiliate investment. Due to the large losses incurred by the Company in 2002 and 2001, the Company is dependent on its parent to fund working capital needs.

Changes in the Colorado MEDtech, Inc. investment in the Company were as follows:

(in thousands)
Balance at June 30, 2000	$20,910
Net loss	(7,190)
Net advances from CMED	5,508

Balance at June 30, 2001	19,228
Net loss	(9,289)
Net advances from CMED	(1,627)

Balance at June 30, 2002	8,312
Net loss (unaudited)	(2,629)
Net advances from CMED (unaudited)	4,644

Balance at December 31, 2002 (unaudited)	$10,327

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

(2).     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk. Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. The Company maintains its cash balances in the form of bank demand deposits with financial institutions that management believes are creditworthy. Accounts receivable are typically unsecured and are comprised of amounts due from numerous other entities participating in the medical industry. Due to the significant concentration of revenue among a few customers, the Company may have exposure should any of these significant customers lose their credit-worthiness (Note 5).

Financial Instruments. The fair market values of cash equivalents, accounts receivable and accounts payable approximate their carrying values due to the short-term nature of these instruments.

Inventories. Inventories are stated at the lower of cost, using the first-in, first-out method, or market. The cost of inventories includes material, labor and manufacturing overhead. As of December 31, 2002 and June 30, 2002 and 2001, inventories consisted of:

(in thousands)
	December 31,	June 30,
	2002
	(unaudited)	2002	2001

Raw materials	$2,381	$2,655	$6,690
Work in process	307	667	3,420
Finished goods	—	126	9

Total inventories	$2,688	$3,448	$10,119

Certain of the Company’s customer relationships and business practices result in the Company ordering inventory in advance of receiving firm commitments from the customer to purchase the finished product. This results in purchases of inventory based on forecasts, historical purchases and discussion with customers. As such, the Company has assumed the risk that the customer will not ultimately order and purchase the related finished product, and the related inventory would be deemed to be excess and/or obsolete, and written off.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

During the fourth quarter of fiscal 2001, one of the Company’s customers cancelled its contract to manufacture x-ray generators. This resulted in an inventory write down of approximately $3,085,000. This charge, together with $889,000 of other inventory write downs, is included in cost of products and services for the year ended June 30, 2001.

Long-Lived Assets. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision, or that the remaining balance of these assets may not be recoverable. The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”)”, which the Company adopted on July 1, 2002. SFAS 144 superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. When deemed necessary, the Company completes this evaluation by comparing the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate that the future undiscounted cash flows of long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their estimated fair values. The adoption of SFAS 144 did not have a material impact on its reported results of operations.

Income Taxes. The Company does not file separate Federal or state tax returns as CMED files a consolidated tax return that includes the operations of the Company. The Company has recorded its Federal and state current income tax provision on a stand-alone basis as if the Company files separate tax returns. The Company records a current provision for income taxes based on amounts payable or refundable. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. The Company recognizes a valuation allowance for deferred tax assets when it is more likely than not that deferred assets are not recoverable.

Customer Deposits. Customer deposits result from cash received in advance of services performed.

Stock-Based Compensation. The Company participates in the stock-based compensation plans of CMED. The Company accounts for its participation in those stock-based compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees,” and related interpretations. Under APB 25, generally there is no compensation expense for grants of options for the Company’s common stock with an exercise price equal to or greater than the current market price of the underlying stock on the measurement date, which is generally the grant date. Under SFAS No. 123, “Accounting for Stock-Based Compensation”, entities are required to recognize as expense over the vesting period the fair

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB 25 and provide the pro forma disclosures required by SFAS No. 123 and SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and related interpretations.

Had the Company’s share of the compensation expense for CMED’s stock-based compensation plans been based on the fair value at the grant date for awards under those plans, consistent with methodology of SFAS 123, the Company’s net (loss) income would have been reported as follows:

(in thousands)
	Years
	Ended June 30,

	2002	2001	2000

Net (loss) income:
As reported	$(9,289)	$(7,190)	$3,067
Stock-based compensation	(694)	(1,240)	(897)

Pro forma	$(9,983)	$(8,430)	$2,170

The Company has computed the fair value of shares issuable under CMED’s ESPP and all options and warrants granted during fiscal years 2002, 2001 and 2000, for purposes of the pro forma disclosure, using the Black-Scholes pricing model, and the following weighted average assumptions:

	Years
	Ended June 30,

	2002	2001	2000

Risk-free interest rate	2.53%	5.60%	6.23%
Expected lives	4 years	3.5 years	3.2 years
Expected volatility	85.6%	84.4%	66.0%
Expected dividend yield	0%	0%	0%

Revenue Recognition. The Company generates its revenue through sale of products and by providing contract engineering services. The Company’s policy is to recognize revenue when the applicable revenue recognition criteria have been met, which generally include:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered;

•	Price is fixed or determinable; and

•	Collectibility is probable.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

Revenue from the sale of products is generally recognized after both the goods are shipped and title is transferred, with an appropriate provision for estimated returns and allowances. The terms of the customer arrangements generally pass title and risk of ownership to the customer at the time of shipment. On rare occasion certain arrangements provide for acceptance provisions. Revenue for these arrangements is not recognized until the acceptance has been received or the acceptance period has elapsed. Estimated returns and allowances are established based upon historical experience and current circumstances.

Revenue from contract engineering services, which may include the development of customized software, is recognized using either the percentage-of-completion method or completed contract method. In addition the majority of the Company’s engineering contracts are billed on a time and materials basis and, as a result, revenue is recognized as the work is performed. On occasion, the Company will enter into long-term contracts with fixed fee arrangements. The revenue from these fixed fee arrangements is recognized on either the percentage-of-completion method or on the completed contract method, depending on management’s determination of its ability to make reasonable estimates with regard to each specific contract. Under the percentage-of-completion method, management considers contract costs to be the best available measure of progress on uncompleted contracts. Contract costs include all direct labor costs and any other direct costs related to contract performance. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in contract performance and estimated profitability, including final contract settlements, may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Unbilled receivables on contracts are comprised of costs plus estimated earnings on certain contracts in excess of billing on such contracts. Billings in excess of revenue earned are classified as deferred revenue.

Billings for shipping, handling and reimbursed contract costs are included in net revenues with corresponding costs in costs of sales.

Costs and Estimated Earnings on Uncompleted Contracts. Included in unbilled receivables are costs and estimated earnings in excess of billings on uncompleted contracts, which arise when revenues have been recorded but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract.

Included in customer deposits and deferred revenue are billings in excess of costs and estimated earnings on uncompleted contracts.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

Costs and estimated earnings on uncompleted contracts and related amounts billed:

(in thousands)
	December 31,	June 30,
	2002
	(unaudited)	2002	2001

Costs incurred on uncompleted contracts	$5,537	$4,949	$1,742
Estimated earnings	209	554	926

Costs and estimated earnings on uncompleted contracts	5,746	5,503	2,668
Less: billings to date	5,381	5,421	2,828

Difference between billings, costs and estimated earnings	$365	$82	$(160)

To the extent costs and estimated earnings are in excess of billings, the Company records unbilled accounts receivables and to the extent billings are in excess of costs and estimated earnings the Company records deferred revenue. Such amounts were included in the accompanying Statements of Assets, Liabilities and Affiliated Investment within the following captions:

(in thousands)
	December 31,	June 30,
	2002
	(unaudited)	2002	2001

Costs and estimated earnings in excess of billings on uncompleted contracts	$365	$108	$273
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(26)	(433)

Difference between billings, costs and estimated earnings	$365	$82	$(160)

Advertising. The Company expenses all advertising costs as they are incurred. Advertising expense for the years ended June 30, 2002, 2001 and 2000 were $167,000, $107,000 and $115,000, respectively.

Management’s Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In preparing the financial statements, management has made its best estimates and judgments of certain amounts, giving due consideration to materiality. Actual results could differ from those estimates. Significant estimates and assumptions made by the Company

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

include, among other things, the allowance for doubtful accounts, the ability to realize inventory and the related reserve for excess and/or obsolete inventory, estimates on the percent of completion of long-term-, fixed price contracts, the impairment of long-lived assets, useful lives of depreciable and intangible assets, the liability accrued for expected warranty costs, the ability to realize deferred tax assets and the allocations used to allocate amounts to the Company’s financial statements from CMED (Note 6).

(3).     RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2002 the FASB issued Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements, Including Guarantees of Indebtedness of Others.” FIN 45 requires that upon issuance of certain types of guarantees, a guarantor recognize and account for the fair value of the guarantee as a liability. FIN 45 contains exclusions to this requirement, including the exclusion of a parent’s guarantee of its subsidiaries’ debt to a third party. The initial recognition and measurement provisions of FIN 45 should be applied on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of both interim and annual periods ending after December 31, 2002. The adoption of FIN 45 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, the Emerging Issues Task Force (“EITF”) finalized its tentative consensus on EITF Issue 00-21, “Revenue Arrangements with Multiple Deliverables,” which provides guidance on the timing of revenue recognition for sales undertakings to deliver more that one product or service. The Company is required to adopt EITF 00-21 on transactions occurring after June 2003 and is currently analyzing the impact of its adoption on the Company’s financial statements.

(4).     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

(in thousands)
	Estimated	December 31,	June 30,
	Useful	2002
	Lives	(unaudited)	2002	2001

Computer equipment	3 years	$2,511	$2,456	$5,611
Office furniture and fixtures	5 years	1,056	1,006	1,007
Leasehold improvements	1-5 years	9	122	1,493
Manufacturing equipment	7 years	1,369	1,368	2,044
Construction in progress	n/a	46	24	—

Total property and equipment		4,993	4,976	10,155
Accumulated depreciation		(3,236)	(2,731)	(7,400)

Net property and equipment		$1,757	$2,245	$2,755

Depreciation expense for the six months ended December 31, 2002 and 2001 was approximately $636,000 and $933,000, respectively, and for the years ended June 30, 2002, 2001 and 2000 was approximately $1,877,000, $1,599,000 and $1,189,000, respectively. Upon retirement or sale, the cost of any asset disposed and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in operations in the period realized. Approximately $6,378,000 of fully depreciated property and equipment was removed from the books during the year ended June 30, 2002.

Maintenance and repairs are charged to expense as incurred. Major improvements and tooling costs are capitalized and depreciated over their useful lives.

(5).     MAJOR CUSTOMERS AND GEOGRAPHIC DATA

Based on the nature of the Company’s business, it is common for a small number of customers to represent a large portion of this business unit’s revenue, accounts receivable and inventories. The following customers accounted for more than 10% of the total net revenue for the Company:

	Six Months		Years
	Ended December 31,		Ended June 30,

	2002	2001
	(unaudited)	(unaudited)	2002	2001	2000

Customer:
GE Medical Systems (GEMS)	41%	25%	26%	21%	23%
Medtronic/Minimed	10%	7%	6%	4%	2%
Johnson & Johnson	8%	11%	17%	3%	2%
Hitachi	1%	11%	7%	21%	15%
Gen-Probe	—	—	—	8%	13%

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

Such customer concentrations may indicate that the Company’s results of operations and financial position could be adversely impacted if the Company were to lose any significant customer, or if such customer were to substantially decrease their orders from the Company.

The Company generally sells its products to OEM’s in the United States of America and abroad in accordance with supply contracts specific to certain manufacturer product programs. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, does not require collateral from its customers. The percentage of net accounts receivable represented by amounts due from major customers follow:

	December 31,	June 30,
	2002
	(unaudited)	2002	2001

Customer:
GE Medical Systems (GEMS)	25%	17%	39%
Johnson & Johnson	13%	24%	5%
Hitachi	1%	3%	15%
Philips Medical Systems	15%	2%	7%

The percentages of net inventory represented by amounts related to expected product sales to major customers follow:

	December 31,	June 30,
	2002
	(unaudited)	2002	2001

Customer:
GE Medical Systems (GEMS)	21%	21%	34%
Johnson & Johnson	31%	28%	13%
Dupont — Qualicon	10%	15%	7%
Hitachi	3%	2%	8%

While the Company believes that its policies regarding accounts receivable and inventory related to major customers are appropriate given the current status of the Company’s relationship with these customers, should an adverse event occur in the Company’s relationship with a major customer, the related inventory and accounts receivable exposure could have an adverse material effect on the Company’s financial statements.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

As a percentage of total net revenues, foreign revenues accounted for the following:

	Six Months		Years
	Ended December 31,		Ended June 30,

	2002	2001
	(unaudited)	(unaudited)	2002	2001	2000

Japan	—%	11%	7%	22%	13%
Other foreign revenue	4%	8%	5%	5%	9%

Total foreign revenue	4%	19%	12%	27%	22%

(6).     RELATED PARTY TRANSACTIONS

CMED provides certain common services to the Company, which are comprised of both direct expenses and allocated administrative expenses. The direct expenses include salaries of CMED personnel and other direct expenses related to developing the business and are separately identified and charged to the Company based on actual costs incurred. The allocated administrative expenses include salaries of CMED personnel and general overhead costs of CMED’s employees. While the costs allocated to the Company are estimated to be the costs that the Company would incur on a stand-alone basis, these costs are not necessarily indicative of the costs that would have been incurred if the Company were operated as a stand-alone business.

(7).     INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company’s deferred tax assets and liabilities consist of timing differences related to allowance for doubtful accounts, reserves for excess and obsolete inventory, accrued warranty reserves, and amortization of goodwill, and the future benefit associated with Federal and state net operating loss carry forwards. The Company had state net operating losses of $771,000, $225,000, $0 and Federal net operating losses of $0, $0, and $0 as of June 30, 2002, 2001 and 2000, respectively.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

(in thousands)
	As of June 30,

	2002	2001	2000

Current deferred tax assets (liabilities)	$1,226	$2,520	$1,199
Valuation allowance	(1,226)	—	—

Net current deferred tax assets (liabilities)	$—	$2,520	$1,199

Non-current deferred tax assets (liabilities)	$1,134	$798	$234
Valuation allowance	(1,134)	(603)	(26)

Net non-current deferred tax assets/(liabilities)	$—	$195	$208

The Company has recorded a valuation allowance against its deferred tax asset in cases where management believes it is more likely than not that the Company will not be able to realize those assets. During the year ended June 30, 2001, the Company increased its valuation allowance as a result of generating state net operating loss carry forwards that require future state taxable income to recover both the state operating loss and the state portion of the deferred tax assets. During the year ended June 30, 2002 the Company increased its valuation allowance to fully reserve its net deferred tax assets, as the realization of its assets would require the generation of future taxable income.

The (benefit) provision for income taxes includes the following:

(in thousands)
	Years
	Ended June 30,

	2002	2001	2000

Current-
Federal	$(5,301)	$(2,186)	$1,554
State	—	—	183

Total current (benefit) expense	(5,301)	(2,186)	1,737
Deferred-
Federal	856	(1,687)	121
State	101	(198)	14
Valuation allowance	1,757	577	26

Total deferred tax (benefit) expense	2,714	(1,308)	161

Total income tax (benefit) expense	$(2,587)	$(3,494)	$1,898

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

The Company’s effective income tax rate was different than the statutory federal income tax rate as follows:

(in thousands)
	Years
	Ended June 30,

	2002	2001	2000

Federal tax (benefit) provision at statutory rate of 34%	$(4,038)	$(3,632)	$1,688
State income tax (benefit) provision, net of federal tax effect	(416)	(374)	174
Permanent differences and other	34	8	36
Research and development credits	77	(73)	(26)
Increase in tax valuation allowance	1,757	577	26

Effective tax expense (benefit)	$(2,586)	$(3,494)	$1,898

(8).     COMMITMENTS AND CONTINGENCIES

Leases. The Company leases its operating facilities and certain computer and test equipment pursuant to noncancellable operating lease arrangements. The Company incurred rent expense of $1,318,000, $1,190,000 and $1,303,000 for the years ended June 30, 2002, 2001 and 2000, respectively, under the lease agreements.

As of December 31, 2002, the future minimum lease payments for facilities under leases having an initial or remaining noncancellable term of one year or more are approximately $45,000 in 2003, $8,000 in 2004, and none thereafter.

Building Lease. On January 27, 2002 the Company signed a lease for a 10-year term, commencing April 1, 2002, with rental payments to begin July 1, 2002, for 104,000 square feet of office and building space in which to consolidate its Colorado operations. The Company recognizes total rent expense to be paid on a straight-line basis over the term of the lease.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

Future minimum lease payments as of December 31, 2002, under this agreement for the fiscal years ending June 30 are as follows:

Amount

2003	$447,000
2004	918,000
2005	942,000
2006	967,000
2007	992,000
2008 — 2012	6,137,000

Total minimum lease payments	$10,403,000

The Company has signed a letter agreement to lease an additional 50,000 square feet in a building under construction adjacent to its headquarters building. The letter agreement contemplates expected lease payments of approximately $6.9 million over a 10-year period. These lease payment amounts include leasehold improvement expenditures. Under the letter agreement, the landlord agreed to finance leasehold improvements in the new building up to approximately $1.3 million. The letter agreement also states that the Company will amend the lease related to the 104,000 square foot building to start a 10-year lease period on the congruent date at the start of the 50,000 square foot occupancy. It is expected that the construction of the additional facility will be complete by the beginning of fiscal 2004.

Employment and Compensation Agreements. The Company has employment agreements with certain key employees. The employment agreements establish compensation and generally provide for severance benefits to the employees upon termination of employment upon or after a change in control of its operations.

Employee Benefit Plans. The Company participates in various employee benefit plans, including retirement and post-employment plans as part of CMED, which are sponsored by CMED. At the discretion of CMED, the Company will make contributions to the plan for the benefit of the plan participants.

The Company and its subsidiaries participate in CMED’s defined contribution savings plans covering substantially all the Company’s employees, under which eligible participants may elect to contribute a specified percentage of their salaries, subject to certain limitations through CMED. Based on the discretion of CMED, the Company may be required to make contributions through CMED to savings plans for the benefit of the employees.

Gen-Probe Dispute. In May 2001, a former customer, Gen-Probe, Incorporated, threatened litigation against CMED in connection with a development and manufacturing project. During the remainder of 2001, the Company and Gen-Probe attempted to reach an amicable settlement. Gen-Probe stated that its damages in connection with the dispute were $14 million. On February 27, 2002, the Company filed against Gen-Probe a complaint for declaratory judgment in the United States District Court for the District of Colorado, seeking a declaration that CMED did not breach the agreements pursuant to which

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

CMED provided development and manufacturing services to Gen-Probe. On March 5, 2002, the Company settled the dispute with Gen-Probe, which included the withdrawal of the litigation between the parties and with no admission of liability by either party. CMED’s expenses associated with the dispute in the quarter ending March 31, 2002, including its contribution to the settlement and its legal fees and costs, were approximately $1.1 million, which are included in General and Administrative Expenses on the face of the Statement of Operations.

Other than mentioned above, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s consolidated financial position or results of operations.

Regulatory Actions. On January 26, 2001, the Company received a warning letter from the United States Food and Drug Administration (“FDA”) regarding certain areas in which the Company’s Longmont, Colorado contract medical device manufacturing facility was not in conformance with the FDA’s Quality System Regulation (“QSR”).

On October 11, 2001, the Company received a letter from the FDA resolving the issues identified in the warning letter, and allowing the Company to resume production of devices affected by the warning letter. The FDA may inspect the Company’s facilities at any time, without notice, and if the FDA were to note adverse conditions, it could require the Company to cease its operations until it was satisfied that the Company was in compliance with FDA rules and regulations.

(9). WARRANTY RESERVES

Sales of the Company’s products are subject to limited warranty guarantees, extending for periods ranging from three to twenty four months from the date of shipment. Standard warranty terms are included in customer contracts. Under the terms of these warranties, the Company is obligated to repair or replace certain components or assemblies it deems defective due to workmanship or materials for its products. The Company reserves the right to reject warranty claims where it determines that failure is due to normal wear, customer modifications, improper maintenance or misuse. The Company records warranty provisions monthly based on an estimated warranty expense percentage applied to current period revenue, based on historical warranty incidence over the preceding three to twenty four month periods. Both the experience percentage and the warranty reserve are evaluated on an ongoing basis for adequacy.

COLORADO MEDTECH, INC.’S COLORADO OPERATIONS
(A Business Unit of Colorado MEDtech, Inc.)
NOTES TO FINANCIAL STATEMENTS
(Information Related to the Six Months Ended December 31, 2002 and 2001 is Unaudited)

The following is a roll forward of the Company’s warranty accrual for the six-month period ended December 31, 2002:

(in thousands)
Balance at June 30, 2002	$377
Expenses	76
Usage	(77)

Balance at December 31, 2002 (unaudited)	$376

(10). SUBSEQUENT EVENT

On January 24, 2003, CMED sold specific assets and liabilities of the Company to HEI, Inc. (HEI). The assets sold to HEI include, among other things, cash, intellectual property, equipment and inventory. The Company also assumed certain liabilities and operating leases and other contractual obligations. At the date of sale, the assets and liabilities had a net book value of approximately $9.8 million. In consideration for the acquisition of assets, HEI issued 1,000,000 shares of its common stock and assumed approximately $900,000 in liabilities and other contractual obligations, including approximately $18 million of operating lease commitments over a period of ten years, from CMED. The closing price of HEI’s common stock on the NASDAQ Stock Market on January 24, 2003 was $2.60.

Immediately prior to the sale, no material relationship existed between HEI and CMED or any of its affiliates, any director or officer of HEI or any associate of any director or officer. Previously, in late 2000, Anthony J. Fant, then Chairman and Chief Executive Officer of HEI owned approximately 9.9% of CMED’s stock. Mr. Fant sold this stock to HEI in a transaction that was subsequently rescinded. As of early 2001, Mr. Fant did not own any of CMED’s common stock and HEI owns 100 shares of CMED’s common stock.

Also on January 24, 2003, and in connection with the transaction, HEI issued a Subordinated Promissory Note (the “Note”) to CMED in the amount of $2.6 million. The interest rate on the Note is currently 10%, increasing by 2% in July 2003 and January 2004. The principal and interest are due under the Note on September 30, 2004.

PRO FORMA FINANCIAL INFORMATION

HEI, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to HEI, Inc.’s (“HEI”) acquisition of Colorado MEDtech, Inc.’s (“CMED”) Colorado Operations (a business unit of CMED) (the Advance Medical Division (“AMD”)) in a business combination accounted for as a purchase, which was closed on January 24, 2003. In exchange for certain assets of AMD, HEI issued 1,000,000 shares of its common stock and assumed $900,000 of AMD liabilities, as well as AMD operating lease and other contractual commitments.

The unaudited consolidated balance sheet of HEI as of March 1, 2003 includes the acquisition of AMD. No pro forma adjustments have been made to the balance sheet as it includes the purchase accounting adjustments related to the acquisition.

As AMD has a June 30 year-end and HEI has an August 31 year-end, the unaudited pro forma combined condensed statements of operations reflect the combination of different periods for HEI and AMD. The unaudited pro forma combined condensed statements of operations includes unaudited condensed statements of operations for the six-month period ended March 1, 2003 and the twelve-month period ended August 31, 2002 for HEI and unaudited pro forma statements of operations for the six-month period ended December 31, 2002 and the twelve-month period ended June 30, 2002 for AMD.

The unaudited pro forma amounts have been derived by applying pro forma adjustments to the historical consolidated financial information of HEI and CMED.

The purchase price of AMD was $2.6 million based upon the closing market price of a share of HEI common stock the day the merger was consummated on January 24, 2003, as quoted on the NASDAQ National Market plus $900,000 of assumed liabilities and $1.5 million of transaction costs for a total consideration of $5.0 million. The excess of the fair value of net assets over the purchase price has been allocated to identifiable intangible and fixed assets.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the actual operating results or financial position would have been for the combined company had the transaction taken place on September 1, 2001, and do not purport to indicate the results of future operations.

(in thousands)

HEI, INC.

UNAUDITED CONSOLIDATED BALANCE SHEET
AS OF MARCH 1, 2003

Current assets:
Cash and cash equivalents	$13
Restricted cash	1,800
Accounts receivable, net	5,404
Inventories, net	6,192
Other current assets	614

Total current assets	14,023
Property and equipment, net	11,849
Other long-term assets	2,591

Total assets	$28,463

Current liabilities
Current maturities of long-term debt	$750
Accounts payable	3,749
Accrued liabilities	2,687

Total current liabilities	7,186
Long term debt, less current maturities	6,598

Total liabilities	13,784
Shareholders’ equity	14,679

Total liabilities and shareholders’ equity	$28,463

See accompanying notes to unaudited pro forma combined condensed financial statements for explanation of pro forma acquisition adjustments.

(in thousands, except per share data)

HEI, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

	HEI	AMD

	Six-Month Period Ended

	March 1,	December 31,	Pro Forma			Pro
	2003	2002	Adjustments			Forma

Net sales	$10,825	$14,995	$—			$25,820
Cost of sales	9,785	13,854	(392)	(A	)(B)	23,247

Gross profit	1,040	1,141	392			2,573
Operating expenses:
Selling, general and administrative	2,500	3,168	(69)	(A	)(B)	5,599
Research, development and engineering	952	624	—			1,576

Operating income (loss)	(2,412)	(2,651)	461			(4,602)
Other income (expense), net	(20)	23	(123)	(C	)(D)	(120)

Loss before income taxes	(2,432)	(2,628)	338			(4,722)
Income tax expense (benefit)	(19)	—	—			(19)

Net income (loss)	$(2,413)	$(2,628)	$338			$(4,703)

Net loss per common share
Basic	$(0.40)					$(0.67)
Diluted	$(0.40)					$(0.67)
Weighted average common shares
Outstanding
Basic	6,012		1,000	(E	)	7,012
Diluted	6,012		1,000	(E	)	7,012

See accompanying notes to unaudited pro forma combined condensed financial statements for explanation of pro forma acquisition adjustments.

(in thousands, except per share data)

HEI, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

	HEI	AMD

	Twelve-Month Period Ended

	August 31,	June 30,	Pro Forma		Pro
	2002	2002	Adjustments		Forma

Net sales	$28,532	$46,271	$—		$74,803
Cost of sales	23,375	39,469	(1,269	) (A)(B)	61,575

Gross profit	5,157	6,802	1,269		13,228
Operating expenses:
Selling, general and administrative	5,335	16,078	(259	) (A)(B)	21,154
Research, development and engineering	2,516	2,638	—		5,154

Operating income (loss)	(2,694)	(11,914)	(1,528)		(13,080)
Other income (expense), net	(106)	39	178	(C)(D)	(245)

Loss before income taxes	(2,800)	(11,875)	1,350		(13,326)
Income tax expense (benefit)	1,092	(2,587)	2,587	(F)	1,092

Net income (loss)	$(3,892)	$(9,288)	$(1,237)		$(14,418)

Net loss per common share
Basic	$(0.65)				$(2.06)
Diluted	$(0.65)				$(2.06)
Weighted average common shares Outstanding
Basic	5,992		1,000	(E)	6,992
Diluted	5,992		1,000	(E)	6,992

See accompanying notes to unaudited pro forma combined condensed financial statements for explanation of pro forma acquisition adjustments.

HEI, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined condensed financial statements give effect to HEI’s acquisition of certain assets and liabilities of Colorado MEDtech, Inc.’s (CMED) Colorado Operations (a business unit of CMED) (“AMD”), in a business combination accounted for as a purchase, which was consummated on January 24, 2003. At that date, HEI issued 1,000,000 shares of its common stock valued at $2.6 million for certain assets and assumed certain liabilities of AMD.

The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include the preliminary allocation of the consideration paid for the assets and liabilities of AMD based on valuations of their fair value. The final allocation of the consideration to be paid may differ from those assumptions reflected in the unaudited pro forma combined condensed financial statements. In the opinion of HEI’s management, all adjustments necessary to present fairly such unaudited pro forma combined condensed financial statements have been made based on the terms and structure of the AMD acquisition.

The unaudited pro forma combined condensed financial statements give effect to the transaction as if it had taken place on September 1, 2001. The results for HEI on a stand-alone basis for the six-month period ended March 1, 2003 exclude those results attributed to AMD from the date of acquisition through the end of the period. These financial statements are not necessarily indicative of what the actual operating results or financial position would have been for the combined company had the transaction taken place on September 1, 2001, and do not purport to indicate the results of future operations.

The AMD historical financial statements have been prepared from the historical accounting records of CMED and reflect the application of allocation policies adopted by CMED for various costs and activities. These allocations are estimates and are not necessarily indicative of the costs that would have resulted if the Company had been operated as a stand alone, separate entity.

The March 1, 2003 consolidated balance sheet of HEI, Inc. includes a preliminary allocation of the purchase price. This allocation includes an accrual of $800,000 related to an unfavorable operating lease; $5.9 million for future estimated lease payments, net of estimated sublease payments of $3.9 million on excess manufacturing capacity for which the Company is in the process of reviewing alternative uses; and a $600,000 accrual to fulfill estimated contractual manufacturing obligations. The Company continues the process of gathering information to complete its analysis of the excess lease capacity and the contractual manufacturing obligations. Any reductions in these liabilities will result in a decrease in the carrying value of the intangible assets and fixed assets. Conversely, an increase in these liabilities will increase the carrying values of long-lived assets. At March 1, 2003 the carrying value of long-lived and intangible assets has been reduced by $3.2 million due to the allocation of negative goodwill.

HEI, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

Below is a table of the estimated acquisition consideration, purchase price allocation and annual amortization of the intangible assets and goodwill acquired:

(in thousands)

		Amortization
		Period
Purchase price allocation:

Cash and accounts receivables	$1,515
Inventory	2,854
Property and equipment	1,900	3-10 years
Prepaids, deposits and other assets	1,690
Developed technology	584	3-4 years
Customer deposits and other reserves	(1,638)
Operating lease reserves	(2,810)
Accrued transaction costs	(1,495)

Total purchase price	$2,600

The estimation of intangible asset values for the developed technology was determined utilizing discounted cash flow analyses. The discounted cash flow analyses were based upon three to five-year cash flow projections. The expected future cash flows attributable to existing technologies were discounted to present value at discount rates ranging from 23% to 40%, taking into account risks related to the characteristics and applications of the developed technology, the Company’s anticipated courses of business activities, historical financial market rates of return, and assessments of the stage of the technology’s life cycle. The analysis resulted in a valuation for developed technologies that had reached technological feasibility and therefore were capitalized.

The cash flow projections were based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company, including, but not limited to, those with respect to the future courses of the Company’s business activity. Accordingly, there will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

2. PRO FORMA NET LOSS PER SHARE

Pro forma basic and diluted net loss per share are based on the weighted average number of shares of HEI common stock outstanding during the period and the number of shares of HEI common stock to be issued in connection with the AMD acquisition.

HEI, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

The following options have not been included in the computation of pro forma diluted net loss per share because their effect would be antidilutive:

	Six	Twelve
	Months	Months
	Ended	Ended
	March 1,	August 31,
	2003	2002
Potential Common Securities

Antidilutive options, warrant and shares subject to repurchase not included in loss per share calculations	1,394,175	1,540,025

3. PRO FORMA ADJUSTMENTS

A.    To record the amortization of acquired intangible assets of $95,000 and $190,000 and the adjusted depreciation on acquired tangible assets of $215,000 and $429,000, respectively for the six-month period ended March 1, 2003 and the year ended August 31, 2002. These amounts were net against the historical amounts allocated to AMD, which amounted to $636,000 and $1,877,000, respectively, for the six-month period ended December 31, 2002 and the year ended June 30, 2002. Due to the allocation of negative goodwill and the resulting reduction in the value assigned to furniture and equipment, pro forma depreciation was significantly less than the actual AMD depreciation during these periods. Allocation of the adjustments for the six-month period ended March 1, 2003 and for the year ended were allocated 70% to Cost of Sales and 30% Selling, general and administrative.

B.    To reflect the amortization of unfavorable lease terms assumed by the Company: $40,000 and $80,000, respectively for the six-month period ended March 1, 2003 and the year ended August 31, 2002.

C.    To reflect the amortization of a $140,000 premium of a promissory note issued by HEI in connection with the transaction: $47,000 and $93,000, respectively for the six-month period ended March 1, 2003 and the year ended August 31, 2002.

D.    To reflect the impact of the increased interest rates to 10% from the issuance of the $2.6 million promissory note issued by HEI in connection with the transaction: $75,000 and $81,000 respectively, for the six-month period ended March 1, 2003 and the year ended August 31, 2002.

E.    To reflect the issuance of 1,000,000 shares of number of HEI common stock valued at $2.6 million in the acquisition of AMD.

F.    To reflect the reduction in the tax benefit realized by AMD from net operating loss federal tax carrybacks, which would not be realized if AMD had been acquired as of September 1, 2001.

Exhibit Index

Item No.	Description

2.4	Lease, dated as of January 7, 2002, by and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.

2.5	First Addendum to Lease, dated September 12, 2002, by and between Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.

2.6	Second Addendum to Lease, dated January 23, 2003, and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.

2.7	Agreement Regarding Additional Security Deposit, by and between Eastside Properties, Inc. and HEI, Inc.

23.1	Consent of KPMG LLP